Exhibit 99.1

IonQ Announces Second Quarter 2022 Financial Results

Enhances Computational Power of Cloud Offering by More Than 130,000x

Increases Power of Aria by 8x, Vaulting from 20 to 23 Algorithmic Qubits

Expects to Launch Aria Access on Microsoft Azure Tomorrow

New Customers Include Airbus and Dow

College Park, MD - IonQ (NYSE: IONQ), a leader in quantum computing, today announced financial results for the quarter ended June 30, 2022.

“We are thrilled to share the progress we made in the second quarter,” said Peter Chapman, President and CEO of IonQ. “I am excited to announce that we are bringing to the cloud a computer that is over 130,000 times more computationally powerful than our previous cloud offering, as defined by the useful computational space. IonQ Aria has achieved a record-breaking 23 algorithmic qubits, representing an 8x increase in Aria’s power and further cementing its lead as the most powerful known quantum computer in the world.”

“Tomorrow, Aria will become available to all users of Microsoft Azure Quantum,” said Chapman. “This launch furthers our commitment to making our industry-leading hardware publicly accessible to current and future generations of quantum programmers. Meanwhile, our customer base–including new customers Airbus and Dow–is leveraging this superior performance to build quantum applications that deliver real business value. The future continues to be ever brighter for quantum computing.”

Second Quarter 2022 Financial Highlights

•	IonQ recognized revenue of $2.6 million for the second quarter, compared to $93 thousand in the prior year period and above the high end of IonQ’s previously provided range.

•	Cash, cash equivalents and investments were $571.3 million as of June 30, 2022.

•

Net loss was $1.7 million and adjusted EBITDA loss was $11.6 million.* Excluded from adjusted EBITDA is a non-cash gain of $16.1 million related to the change in the fair value of IonQ’s warrant liabilities.

*	Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net loss, its closest comparable GAAP measure, at the end of this release.

Commercial Highlights

•

IonQ announced a paid contract with Airbus, who is using Aria to explore optimization problems that are core to their aerospace business, such as how to efficiently load cargo on aircraft. IonQ expects that the quantum algorithm it is developing with Airbus will account for a number of critical aviation variables that make this problem particularly difficult for classical algorithms to solve.

•

IonQ announced a paid contract with Dow, a global leader in chemistry and material science, who is using Aria to explore the boundaries of quantum computing in materials discovery research. They join other customers who are partnering with IonQ to explore the intersection of quantum machine learning, material science, and chemistry.

•

IonQ announced the results of a partnership with GE Research to develop a quantum algorithm that manages financial risk exposure. The work used a large data set to generate risk models across up to four variables and is broadly applicable to industries which have risk-management needs, such as finance, insurance, and supply chain management.

•

Aria, which IonQ believes to be the most powerful commercial quantum computer in the world with 23 algorithmic qubits, which will be available tomorrow to all users of Microsoft Azure Quantum. This announcement furthers IonQ’s commitment to making its industry-leading hardware publicly accessible to current and future generations of quantum programmers.

•

IonQ signed a formal agreement to collaborate with the University of Maryland on a project for the National Science Foundation. For this, IonQ will build and host a quantum router as a part of a new quantum network–the Mid-Atlantic Region Quantum Internet—spanning UMD’s campus and surrounding area. The work is not only important for quantum communications, but also continues IonQ’s work towards connecting multiple quantum computers together to form even more powerful systems.

•	IonQ finalized a subcontract with Zapata Computing to collaborate on a multi-million dollar DARPA project.

Technical Highlights

•

Aria has increased its computational power by approximately 8x, now reaching #AQ 23, up from #AQ 20. Aria will become IonQ’s newest cloud offering, representing more than a 130,000x increase in computational power from the existing offering.

•

IonQ announced an 8x increase in the computational power of IonQ Harmony, which has achieved up to #AQ 9, up from a previous benchmark of #AQ 6. Harmony systems are available to customers via all three major cloud partners, including Microsoft Azure, Amazon Web Services, and Google Cloud.

•

IonQ is investing in cutting-edge research on natural language processing, or NLP. IonQ created quantum NLP algorithms to represent linguistic qualities like ambiguity, vagueness, and novelty which are notoriously difficult to represent in classical compute. No previously published work has demonstrated ambiguity resolution or language generation working on live quantum hardware. IonQ believes quantum techniques of this nature can dramatically improve NLP performance.

Company Highlights

•	IonQ has identified a facility in Seattle, Washington to host its first assembly lines for manufacturing quantum computers.

•

IonQ announced the hire of Dave Mehuys as Vice President of Product Engineering to support its production plans. Dr. Mehuys comes to IonQ after serving as Vice President of Systems Engineering at PsiQuantum and brings with him a deep understanding of quantum hardware.

•	IonQ announced the creation of IonQ GmbH and IonQ Israel Ltd in support of growing regional investments in quantum computing.

•

IonQ welcomed Kathy Chou to the IonQ Board of Directors in July 2022. Ms. Chou is currently the Senior Vice President of SaaS Engineering at Nutanix, and brings a wealth of experience in go-to-market strategy and developing and deploying SaaS applications.

2022 Financial Outlook

•	For the third quarter of 2022, IonQ is expecting revenue of between $2.6 and $2.9 million.

•	For the full year 2022, IonQ has reiterated the previously stated revenue outlook range of $10.2 million to $10.7 million.

•

IonQ notes that more than $24 billion was invested in quantum computing worldwide between 2016 and 2021. The United States government investment in quantum information science R&D nearly doubled from 2019 to 2022, going from a reported $449 million to a requested $877 million.

•

IonQ achieved bookings of $0.6 million for the second quarter, compared to $57 thousand in the prior year period. As IonQ has noted on prior calls, management continues to expect bookings to be lumpy for quite some time. This means that while IonQ has confidence in its overall economic performance, it can sometimes be hard to accurately predict exactly in which quarter deals will close. IonQ believes providing bookings outlooks on an annual basis rather than on a quarterly basis will better capture its business outlook, and intends to provide only annual outlooks moving forward.

•	IonQ is maintaining its previously stated bookings range of $23 million to $27 million for full year 2022.

•

IonQ believes it will achieve its bookings forecast, but also feels it is prudent to acknowledge the risk associated with the present market conditions, which is leading to contracting delays across the technology sector. IonQ has identified $12 million of late-stage opportunity in its bookings forecast that is likely to close, but precise timing is unclear, which may lead us to miss some or all of this value in 2022. Management nevertheless remains confident that these customers will contract with IonQ.

•	IonQ notes that the $571.3 million in cash, cash equivalents and investments enables the company to make investments in R&D and manufacturing to continue delivering market leading systems.

Second Quarter 2022 Conference Call

IonQ will host a conference call today at 4:30 p.m. Eastern time to review the Company’s financial results for the quarter ended June 30, 2022. The call will be accessible by telephone at 877-407-4018 (domestic) or 201-689-8471 (international) using passcode 13731257. The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available at 844-512-2921 or 412-317-6671 with access code 13731257 and will be available until 11:59 PM Eastern time, August 29, 2022. An archive of the webcast will also be available shortly after the call and will remain available for 90 days.

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of the company’s results period over period. Adjusted EBITDA is defined as net loss before interest expense, interest income, income tax expense (benefit), depreciation and amortization expense, stock-based compensation, remeasurements of liability-classified warrants, and other non-recurring non-operating income and expenses. IonQ uses Adjusted EBITDA to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflects its core operations and may not be indicative of our recurring operations. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. For IonQ’s investors to be better able to compare its current results with those of previous periods, the Company has shown a reconciliation of GAAP to non-GAAP financial measures at the end of this release.

About IonQ

IonQ, Inc. is a leader in quantum computing, with a proven track record of innovation and deployment. IonQ’s current generation quantum computer, IonQ Forte, is the latest in a line of cutting-edge systems, including IonQ Aria, a system that boasts industry-leading 23 algorithmic qubits. Along with record performance, IonQ has defined what it believes is the best path forward to scale.

IonQ is the only company with its quantum systems available through the cloud on Amazon Braket, Microsoft Azure, and Google Cloud, as well as through direct API access. IonQ was founded in 2015 by Christopher Monroe and Jungsang Kim based on 25 years of pioneering research. To learn more, visit www.ionq.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its quantum computers and achieve scale; the upcoming availability of IonQ Aria on Microsoft Azure’s Quantum Cloud; the potential benefits of quantum computing and IonQ’s collaborations and partnerships; IonQ’s international expansion; expectations with respect to the timing of negotiations and execution of applicable contracts; the success or outcome of new contracts entered into with IonQ customers; expectations relating to the development of a manufacturing facility in Seattle, Washington; and IonQ’s market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for the third quarter and full year 2022. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: market adoption of quantum computing solutions and the Company’s products, services and solutions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry including, but not limited to, as a result of the COVID-19 pandemic. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of IonQ’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

IonQ, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$2,608	$93	$4,561	$218
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	742	327	1,310	508
Research and development	9,653	5,477	16,990	9,131
Sales and marketing	2,132	871	4,002	1,098
General and administrative	7,558	2,904	16,752	5,860
Depreciation and amortization	1,451	502	2,717	947

Total operating costs and expenses	21,536	10,081	41,771	17,544

Loss from operations	(18,928)	(9,988)	(37,210)	(17,326)
Change in fair value of warrant liabilities	16,061	—	29,509	—
Interest income, net	1,259	—	1,867	—
Other income (expense), net	(46)	2	(47)	5

Loss before benefit for income taxes	(1,654)	(9,986)	(5,881)	(17,321)
Benefit for income taxes	—	—	—	—

Net loss	$(1,654)	$(9,986)	$(5,881)	$(17,321)

Net loss per share attributable to common stockholders - basic and diluted	$(0.01)	$(0.08)	$(0.03)	$(0.15)
Weighted average shares used in computing net loss per share attributable to common stockholders - basic and diluted	197,214,022	119,253,873	196,708,008	118,991,152

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 30,	December 31,
	2022	2021
Assets:
Current assets:
Cash and cash equivalents	$43,968	$399,025
Short-term investments	379,383	123,443
Accounts receivable	1,782	707
Prepaid expenses and other current assets	5,113	6,442

Total current assets	430,246	529,617
Long-term investments	147,992	80,110
Property and equipment, net	24,872	18,870
Operating lease right-of-use assets	3,894	4,032
Intangible assets, net	6,839	5,841
Other noncurrent assets	3,149	3,558

Total Assets	$616,992	$642,028

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$3,680	$1,882
Accrued expenses	4,019	2,647
Current portion of operating lease liabilities	577	568
Unearned revenue	4,885	3,430
Current portion of stock option early exercise liabilities	1,130	1,164

Total current liabilities	14,291	9,691
Operating lease liabilities, net of current portion	3,556	3,643
Unearned revenue, net of current portion	616	1,533
Stock option early exercise liabilities, net of current portion	1,404	1,969
Warrant liabilities	4,447	33,962

Total liabilities	$24,314	$50,798
Stockholders’ Equity:
Common stock	20	19
Additional paid-in capital	751,259	737,150
Accumulated deficit	(151,672)	(145,791)
Accumulated other comprehensive loss	(6,929)	(148)

Total stockholders’ equity	592,678	591,230

Total Liabilities and Stockholders’ Equity	$616,992	$642,028

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(5,881)	$(17,321)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,717	947
Non-cash research and development arrangements	260	1,001
Amortization of customer warrant	—	125
Stock-based compensation expense	12,556	3,874
Change in fair value of warrant liabilities	(29,509)	—
Other, net	(1,618)	122
Changes in operating assets and liabilities:
Accounts receivable	(801)	(30)
Prepaid expenses and other current assets	3,576	(2,710)
Accounts payable	1,156	3,025
Accrued expenses	484	913
Unearned revenue	264	275
Other assets and liabilities	(133)	(42)

Net cash used in operating activities	(16,929)	(9,821)

Cash flows from investing activities:
Purchases of property and equipment	(7,022)	(2,994)
Capitalized software development costs	(982)	(764)
Intangible asset acquisition costs	(370)	(241)
Purchases of available-for-sale securities	(403,899)	—
Maturities and sales of available-for-sale securities	73,090	—

Net cash used in investing activities	(339,183)	(3,999)

Cash flows from financing activities:
Proceeds from stock options exercised	567	5,392
Tax withholding receipts related to vested and released restricted stock units	472	—
Proceeds from public warrants exercised	16	—

Net cash provided by financing activities	1,055	5,392

Net change in cash and cash equivalents	(355,057)	(8,428)
Cash and cash equivalents at the beginning of the period	399,025	36,120

Cash and cash equivalents at the end of the period	$43,968	$27,692

IonQ, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss	$(1,654)	$(9,986)	$(5,881)	$(17,321)
Interest income, net	(1,259)	—	(1,867)	—
Interest expense	—	—	—	—
Benefit for income taxes	—	—	—	—
Depreciation and amortization expense	1,451	502	2,717	947
Stock-based compensation	5,884	2,443	12,556	3,874
Change in fair value of assumed warrant liabilities	(16,061)	—	(29,509)	—

Adjusted EBITDA	$(11,639)	$(7,041)	$(21,984)	$(12,500)

IonQ Media Contact:

press@ionq.com

IonQ Investor Contact:

investors@ionq.com